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                                                                   Exhibit 10.64

                           SECOND AMENDED AND RESTATED
                      FUEL CELL PRODUCT OPERATING AGREEMENT
                                  BY AND AMONG
   ECO FUEL CELLS, LLC, H POWER CORP. AND H POWER ENTERPRISES OF CANADA, INC.

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     This Second Amended and Restated Fuel Cell Product Operating Agreement
(this "Agreement") is made this 10 day of April 2002, by and among ECO Fuel Cells, LLC, a Delaware limited liability company, with its principal offices at 2201 Cooperative Way, Herndon, Virginia 20171-3025 ("ECO Fuel Cells"), H Power Corp., a Delaware corporation, with its principal offices at 1373 Broad Street, Clifton, New Jersey 07013 and H Power Enterprises of Canada, Inc., a Canadian corporation with its principal offices located in Montreal, Province of Quebec (together with H Power Corp., "H Power"). ECO Fuel Cells and H Power are individually referred to herein as "Party" and collectively as the "Parties".

WHEREAS: Energy Co-Opportunity, Inc. ("ECO") was formed on behalf of its member rural electric Cooperatives to provide them with assistance as they diversify into new products and services;

WHEREAS: ECO and its member Cooperatives wish to build on their long-standing reputation for providing innovative energy solutions and reliable customer services;

WHEREAS: ECO formed ECO Fuel Cells, to assist ECO's members in creating new business opportunities in distributed power generation provided by Fuel Cell Power Systems (as defined herein);

WHEREAS: H Power is a technological leader in commercializing low-power Fuel Cell systems with a highly-skilled management and technical team and has been developing high-power Fuel Cell systems for various uses, including stationary power applications;

WHEREAS: The Parties entered into a Fuel Cell Product Operating Agreement on July 29, 1999, (as modified and amended on August 25, 1999 and as subsequently amended and restated on March 9, 2000 (the "Operating Agreement") in order to create a strategic relationship in which ECO Fuel Cells agreed to purchase, market and service H Power Corp's Fuel Cell Power Systems in exchange for exclusive marketing, distribution and servicing rights in all those areas in the United States now served by rural electric Cooperatives; and

WHEREAS: The Parties entered into a Memorandum of Agreement, dated December 12, 2001 (the "Memorandum of Agreement" or "MOA"), pursuant to which, among other things: i) the Parties reaffirmed their support for each other in the development and marketing of Fuel Cell

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Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted materials have been filed separately with the Securities and Exchange Commission.

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Products (as defined herein); ii) ECO Fuel Cells, in consideration for the payment of $2.1 million, among other things (a) relinquished to H Power certain of its Exclusive Rights under Article 3.A.1. of the Operating Agreement, (b) agreed that, with certain exceptions, H Power shall no longer be bound by or subject to the non-competition covenants set forth in Article 3.A.4.(a) of the Operating Agreement, and iii) the Parties agreed to amend and restate the Operating Agreement and negotiate and enter into various support agreements; and

WHEREAS: The Parties desire to further amend and restate the Operating Agreement as hereinafter set forth, in order: i) to further encourage the marketing of H Power's Fuel Cell Products (as defined herein); ii) to provide the Parties with additional marketing and distribution opportunities; and iii) to explore other products and services offered by H Power including new Fuel Cell products and applications;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the Parties hereby agree as follows:

ARTICLE 1.        PURPOSE AND DEFINITIONS.

         The purpose of this Agreement is to reaffirm the close relationship between ECO, ECO Fuel Cells and H Power, whereby H Power will use its best efforts to develop, design and manufacture Fuel Cell Power Systems that meet ECO's Cooperative Members' reasonable requirements, as well as Other Fuel Cells (defined below). ECO and ECO Fuel Cells will purchase Fuel Cells (defined below) exclusively from H Power and market them, all in accordance with the terms of this Agreement. For the purpose of this Agreement the following definitions shall apply:

                  "Cooperative(s)" are rural electric cooperatives, their affiliates, subsidiaries and associations.

                  "Cooperative Member(s)" are any rural electric Cooperative and members of ECO's corporate family, including corporate affiliates of both.

                  "Fuel Cell Power System(s) for Stationary Applications (also called "Fuel Cell Power Systems" herein) shall mean fuel cell system(s) from 1kW to 25kW (of all types except for direct methanol fuel cells), manufactured by H Power, that are affixed and hard-wired to the premises or facility for the purpose of providing primary or backup electric power for the premises or facility or their appurtenances. Each Fuel Cell Power System listed under Schedule A to ship after January 1, 2002, shall meet the specifications in Schedule C attached hereto, and such other specifications to which the Parties may agree in writing, be ready for installation to customers' lines and shall contain all the electronic and mechanical and other components required for normal operation, including if necessary, but not limited to, the following: reformer, H2 purification unit, H2 storage unit, heat and water management system, batteries, controls and a power management system; as well as all subsystems, components, sub-components, parts and accessories for the Fuel Cell Power Systems.

                  "Fuel Cell(s)" are proton exchange membrane fuel cells up to 25kW.

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                  "Fuel Cell Product(s)" are Fuel Cell Power Systems and Other
         Fuel Cells taken together.

                  "Licensed Member(s)" are ECO's Cooperative Members that have been assigned exclusive or non-exclusive Distribution Rights to the Fuel Cell Products by ECO Fuel Cells under Article 3.

                  "Other Fuel Cell(s)" means all other H Power Fuel Cell products other than Fuel Cell Power Systems, but does not include "Specialty Fuel Cell Products."

                  "Specialty Fuel Cell Product(s)" are fuel cell products that are designed and sold by H Power as a component or sub-system for use in equipment such as but not limited to, vehicles, portable computers, or other types of equipment.

ARTICLE 2.        COOPERATION BETWEEN THE PARTIES.

         In view of the purpose set forth above and because the Parties believe that their individual strengths can create valuable synergies to achieve their mutual goals, they believe that it is important to cooperate with each other in the following areas:

         A. INFORMATION SHARING. H Power will share with ECO Fuel Cells, market and technical data on the Fuel Cell Products in test and in the field, and ECO Fuel Cells will, and will require the Licensed Members to share with H Power information they may receive or develop with respect to field operation of the Fuel Cell Products. In response to requests, H Power agrees to advise ECO Fuel Cells of sales information, including volumes, types of units and purchasers and information developed on competitors' products and strategies and other information available to it that could assist ECO Fuel Cells in marketing and servicing the Fuel Cell Products and in training Licensed Members to market and service the Fuel Cell Products. Both Parties shall otherwise be responsive to requests from the other for information pertinent to the purposes of this Agreement.

         B. FUEL CELL PRODUCTS THAT MEET COOPERATIVES' NEEDS. H Power recognizes that it is important to meet the needs of the Licensed Members with respect to quantity, quality, design, price, serviceability and other standards for the Fuel Cell Products that are the subject of this Agreement. To this end, the Parties agree to cooperate with each other so as to enable H Power to develop, design and manufacture Fuel Cell Products that meet these needs.

         C. FIELD-TESTING. ECO Fuel Cells will use its best efforts: 1. to place that number of Alpha, Beta, and pre-commercial Fuel Cell Product test units in the field with the Licensed Members in various Territories (as defined below) as specified in Schedule A; and 2. to arrange for the Licensed Members to monitor Fuel Cell Product performance and otherwise assist H Power in field testing the units in order to improve the Fuel Cell Products.

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         D.       WAREHOUSING. ECO Fuel Cells will encourage the Licensed
                  Members to make available warehouse facilities for H Power's use in order to facilitate the distribution of the Fuel Cell Products to ECO Fuel Cells and the Licensed Members. Reasonable cost-based fees may be negotiated by ECO Fuel Cells or Licensed Members for such services.

         E. MARKETING, ADVERTISING, AND COMMUNICATION MATERIALS. ECO Fuel Cells and H Power will work together in a spirit of cooperation to produce effective marketing, advertising and communication materials with respect to the Fuel Cell Products that are the subject of this Agreement ("Marketing Materials"). Each Party will bear its own Marketing Materials costs and will own the Marketing Materials for which it pays, except as otherwise provided by the Parties. Each Party grants the other the right to use its Marketing Materials for the purposes of this Agreement.

                  ECO Fuel Cells and the Licensed Members shall be required to prominently display in their Marketing Materials which refer to the Fuel Cell Products the following phrase, "an H Power System", or such other words or phrases to which the Parties may hereafter agree. Additionally, H Power shall have the right to have its name, or the same or similar words and phrases utilized in ECO's, ECO Fuel Cells' and the Licensed Members' Marketing Materials, prominently displayed on the Fuel Cell Products.

                  ECO, ECO Fuel Cells and the Licensed Members shall have the right to display their name in their respective Marketing Materials and have such name affixed on the Fuel Cell Products, provided that H Power's name is also displayed per the immediately preceding paragraph.

         F. TRAINING AND SERVICING. ECO Fuel Cells may provide information and recommendations to H Power with respect to appropriate training for Fuel Cell Product installers and service personnel, and H Power agrees to consider all such information and recommendations submitted to it.

         G. PRODUCTS PROVIDED. H Power shall provide the following products and services by the dates specified in Schedule A (as well as other products specified there):

                  1. Fuel Cell Power Systems that heat water in addition to generating electricity; and

                  2. H Power shall develop Fuel Cell Power Systems with the necessary controls and other equipment to allow full integration and interface with the electric transmission and distribution grid, including delivering electric power into the grid; and

                  3.       Other Fuel Cells.



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         H.       ADDITIONAL COOPERATION. The Parties shall cooperate with each other to execute such additional documents and take such additional actions as are necessary to carry out the provisions of this Agreement.

ARTICLE 3.        GRANT AND ACCEPTANCE OF DISTRIBUTION RIGHTS.

         A.       TERRITORY AND TRANSFER OF DISTRIBUTION RIGHTS.

                  1.       DISTRIBUTION RIGHTS.

                           a. GRANT OF NON-EXCLUSIVE RIGHTS. Except as set forth in clause b. below, H Power grants to ECO Fuel Cells the non-exclusive right to sell, distribute, lease, finance, service, and otherwise handle the Fuel Cell Products (except for Specialty Fuel Cell Products designed and sold by H Power as a component or sub-system for use in equipment such as, but not limited to, vehicles, portable computers, or other types of equipment) as provided below (the "Distribution Rights"). These Fuel Cell Products are to be sold to ECO Fuel Cells and its Licensed Members on such terms and conditions as are agreed to by the Parties; provided that they shall always receive best pricing on Fuel Cell Power Systems and they shall never pay more for Other Fuel Cells than others pay for similar quantities or levels of service, except that for Other Fuel Cells, U.S. and foreign government contract pricing is excluded from this provision. ECO Fuel Cell's Distribution Rights shall apply to all of the United States except as otherwise specifically provided for in this Agreement. ECO Fuel Cell's and its Licensees' sales of Fuel Cell Power Systems and Other Fuel Cells shall be credited against ECO Fuel Cell's Fuel Cell Products purchase obligations hereunder.

                           b. EXCLUSIVE AGREEMENTS. Either H Power or ECO Fuel Cells may initiate exclusive agreements for Fuel Cell Products. However, before such exclusive agreements are finalized, they shall be brought to the other Party for discussion and approval by that other Party, which approval shall not be unreasonably withheld or delayed, except in the following situations:

                                    i.       Where H Power has initiated, or
                                             intends in the future to initiate,
                                             an agreement for a "National
                                             Account" for Other Fuel Cells it
                                             need not bring it to ECO Fuel Cells
                                             for discussion and approval but
                                             shall notify ECO Fuel Cells within
                                             thirty (30) days of such
                                             discussions to prevent a
                                             duplication of efforts by the
                                             Parties.

                                    ii.      For the purposes of this Agreement,
                                             a "National Account" includes, but
                                             is not limited to, the national
                                             accounts of telecommunications
                                             companies (such as Lucent and
                                             Motorola) for systems that power
                                             telecommunications equipment,
                                             either as the primary power source
                                             or as a backup thereto. However, a
                                             National


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                                             Account does not include any
                                             account that will distribute, sell
                                             or handle Fuel Cell Products to or
                                             for a retail customer, such as
                                             providing Fuel Cell Products to a
                                             local business office of Lucent or
                                             Motorola.

                                    iii.     The Parties recognize that H Power
                                             currently has pending an exclusive
                                             agreement for Other Fuel Cells in
                                             Virginia, Delaware, Maryland, West
                                             Virginia and the District of
                                             Columbia. The Parties shall work
                                             together constructively to find an
                                             appropriate role for ECO Fuel
                                             Cells' Cooperatives in this
                                             agreement.

                                    iv.      Specialty Fuel Cell Products are
                                             excluded from the above
                                             requirements in this section b.

                           Notwithstanding the above, in all cases each Party shall report to the other Party within thirty (30) days of execution, any exclusive agreements that have been executed.

                  c. DISTRIBUTION AGREEMENTS. ECO Fuel Cells has entered into numerous Distributive Generation Products and Fuel Cell Licensing Agreements ("Distribution Agreements") under which exclusive distribution rights for H Power's Fuel Cell Power Systems have been granted to Licensed Members and other parties, (the "Licensees"). Licensees shall be notified by ECO Fuel Cells that ECO Fuel Cells wishes to cancel and renegotiate their Distribution Agreements and convert them to non-exclusive Distribution Agreements. If the Licensee nevertheless desires to continue with an Exclusive Distribution Agreement, then H Power's obligations shall continue and shall be no greater than under the existing or pending Distribution Agreement as of the date hereof. Any existing, pending as of the date of this Agreement, or renegotiated exclusive Distribution Agreements are called "Grandfathered Distribution Agreements" herein. ECO Fuel Cells shall provide a list of Grandfathered Distribution Agreements to H Power once they have been renegotiated but not later than March 31, 2002. Otherwise, all obligations and liabilities of H Power with respect to Distribution Agreements shall be assumed by ECO Fuel Cells and H Power shall have no further obligations thereunder. No fees shall be paid to H Power for those Licensees that have selected or will select the "Fuel Cell Distribution Option" or who select a Non-Exclusive Option as defined in the Distribution Agreement.

                  d. DISTRIBUTION AGREEMENT FEES. Regarding those ECO Fuel Cell Licensees that continue with a Grandfathered Distribution Agreement, ECO Fuel Cells shall pay the OHU fees to H Power that are specified in Article 3.B. of this Agreement within sixty (60) days after the Commercial Date.

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                  e.       TESTING AGREEMENTS. In addition, ECO Fuel Cells shall
                           be responsible for renegotiating the "Fuel Cell Testing Agreements Between the Cooperatives and ECO Fuel Cells" (the "Testing Agreements") with its Licensees. All obligations and liabilities of H Power with respect to these Testing Agreements (including, but not limited to, those set forth in Attachment 3 thereto) shall be assumed by ECO Fuel Cells and H Power shall have no further obligations thereunder.
                           It is anticipated that the Parties will continue a Fuel Cell testing program and new Fuel Cell testing agreements will be executed on such terms as are agreed to by the Parties.

         2. ECO FUEL CELLS' ASSIGNMENT RIGHTS. It is ECO Fuel Cells' intention to assign to Cooperative Members all or some of the Distribution Rights granted herein. ECO Fuel Cells intends to work with Cooperative Members to develop marketing arrangements, which may result in several different strategies. Therefore, to provide ECO Fuel Cells with the necessary marketing and corporate structure flexibility, ECO Fuel Cells shall have the right to assign, sell, license, or otherwise transfer, all or any part of the Distribution Rights to ECO, Licensed Members or to any other entity affiliated with them. All assignments of Distribution Rights by ECO Fuel Cells shall be in writing and consistent with this Agreement. ECO Fuel Cells shall inform H Power in writing forty-five (45) days prior to effecting any assignment pursuant to the terms hereof.

         3.       NON-COMPETITION.

                  a. H Power agrees that in any Territory where ECO Fuel Cells or its Licensee has exclusive rights from a Grandfathered Distribution Agreement or any exclusive agreement entered into after the date of this Agreement, it will not sell the Fuel Cell Products either directly or knowingly indirectly for use in the Territory except to ECO Fuel Cells or to the Licensee.

                  b. ECO Fuel Cells agrees that it will not sell the Fuel Cell Products either directly or knowingly indirectly for use outside the United States; or to any future exclusive Licensee of H Power, except as may otherwise be provided in the license terms.

                  c. This paragraph c. applies only to Grandfathered Distribution Agreements.

                           i H Power agrees that it will not sell the Fuel Cell Products either directly or knowingly indirectly for use in the "Territory" (defined below) except to ECO Fuel Cells or to Licensed Members.

                           ii ECO Fuel Cells agrees that it will not sell the Fuel Cell Products either directly or knowingly indirectly for use outside the Territory. "Territory" is defined as all of the counties or part thereof in the

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                                    United States (including the District of
                                    Columbia; and areas that are not a part of any county, such as Arlington, VA) in which Cooperative Members were providing energy services as of August 15, 1999 (including, but not limited to electricity, natural gas, propane and other fuels), as set forth in Schedule B of this Agreement. ECO Fuel Cells also agrees that it will not sell Fuel Cell Power Systems that compete with H Power's Fuel Cell Power Systems; that it will not sell such Fuel Cell Power Systems (unless otherwise agreed to by the Parties) in counties of Cooperative Members to which no Distribution Rights have been assigned; and that it will include the terms set forth in this paragraph in all assignments of Distribution Rights to Cooperative Members.

                           iii In the event that ECO Fuel Cells or the Licensed Members are able to purchase from third parties Fuel Cell Power Systems that are: (1) comparable or superior in quality and performance to H Power's Fuel Cell Products; (2) at Unit prices that are at least [*] H Power's Unit prices; and (3) on terms and conditions that otherwise are comparable to H Power's terms and conditions, then ECO Fuel Cells shall so notify H Power in writing of such event and if H Power does not, within 30 days after receipt of said notice from ECO Fuel Cells, [*], ECO Fuel Cells and the Licensed Members may purchase those Fuel Cell Power Systems from third parties and the restrictions against selling fuel cells that compete with H Power as set forth in paragraph ii) above shall not apply. Thereafter, if the Licensed Members that maintain Grandfathered Distribution Agreements [*] H Power during any subsequent [*] then the exclusive rights granted under such Grandfathered Distribution Agreements shall terminate and all Territory under those distribution agreements shall convert to non-exclusive status.

                  d. DIRECT SALES. Because of ECO Fuel Cell's expertise in distributive generation products and services, and because ECO Fuel Cell's electric Cooperative customers are also ECO Fuel Cell's owners, H Power agrees that ECO Fuel Cells will be its preferred provider of Fuel Cell Products to the U.S. electric Cooperative industry. Therefore, H Power agrees not to enter into any agreement with a U.S. Cooperative (including its affiliate, or a Cooperative association) to sell as a distributor, sub-distributor, marketer, or sales representative of H Powers' Fuel Cell Products, except as may otherwise be provided under this Agreement.

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* Confidetial

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                           However, ECO's members and ECO Fuel Cell's Licensees
                           shall have the option of purchasing Fuel Cell Products from any H Power distributor, sub-distributor, sales representative or similar sales entity of their choice. H Power shall not make direct sales to Cooperatives except through this Agreement, or through its existing third party distribution associates' independent sales efforts. ECO Fuel Cell's Licensees (but not ECO or ECO Fuel Cells) that do not elect to retain or enter into a Grandfathered Distribution Agreement shall have the right to sell Fuel Cell Products other than H Power's. Both ECO Fuel Cells and ECO, however, will exclusively purchase Fuel Cells from H Power.

                  e. Notwithstanding anything to the contrary contained in this Agreement (including all schedules, appendices and exhibits hereto), subject only to H Power's compliance with its covenants and agreements contained herein, ECO Fuel Cells will purchase or will arrange to have Licensed Members purchase Fuel Cell Products totaling $81,186,000 as provided in
                           Article 4.A. below.

                  4.       FAIR PRICING.
                           In no event shall ECO Fuel Cells or Licensed Members pay more for any of H Power's Fuel Cell Power System(s) and services under this Agreement than others pay for similar quantities or levels of service.

         B. PAYMENTS UPON ASSIGNMENT OF DISTRIBUTION RIGHTS BY ECO FUEL CELLS TO ECO'S COOPERATIVE MEMBERS. This paragraph only applies to Grandfathered Distribution Agreements in which the Licensee has selected the Territory Purchase Option. ECO Fuel Cells has assigned or intends to assign its Distribution Rights to ECO's Cooperative Members on a county by county basis (the District of Columbia and other areas, e.g., Arlington, VA, that are not a part of any county will be treated as a county for this purpose). All or part of a county may be assigned. The Cooperative Member to which the Distribution Rights have been assigned shall be deemed to be a "Licensed Member". For exclusive Territory only, within sixty
                  (60) days after the Commercial Date, ECO Fuel Cells will make a one time payment of [*] to H Power for each Occupied Housing unit within each assigned county, or portion thereof, as reflected in (a) the Census of Population and Housing, published by the U.S. Bureau of the Census, or (b) if updated census statistics are published by the U.S. Bureau of the Census before a particular sale of Distribution Rights occurs, then the latest statistics available for Occupied Housing units in that area; except that, within Schedule B Territories, the amount will be [*] for each Occupied Housing unit in any area in which ECO's Cooperative Members were not providing electric service as of August 15, 1999. If a portion of a county is purchased, the payment shall be the greater amount of: (a) a reasonable determination by ECO Fuel Cells and H Power of the percentage of the assigned county being purchased and multiplying that percentage by the number of Occupied Housing units in that county according to the latest census data; or (b) the total number of the Licensed Member's

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* Confidetial

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                  customers that receive electric, natural gas or propane
                  service in the area purchased (without any double counting of any customer) as reflected in the books and records of the Licensed Member as of the time of the assignment. This number shall be verified in writing by the independent auditors of the Licensed Member at its next regular audit, and such writing shall be provided to H Power and ECO Fuel Cells

         C. OTHER H POWER PRODUCTS. H Power, upon written application by ECO Fuel Cells, will give favorable consideration to granting to ECO Fuel Cells and its Licensed Members distribution rights to H Power products or services other than Fuel Cell Products, on an individual product or service basis. It shall be in H Power's sole discretion whether or not to grant such rights. In the event rights are granted by H Power, then ECO Fuel Cells or Licensed Members shall not pay more to H Power for those products to which rights have been granted than others pay for similar quantities or levels of those products or services.

         D. IMPROVEMENTS. Any new or improved Fuel Cell Products, design, concept, or other invention (in whole or part thereof) made or developed by H Power, jointly by H Power with others, or jointly by H Power and ECO Fuel Cells in the course of creation, development, distribution or operation of the Fuel Cell Products, will be promptly and completely disclosed to ECO Fuel Cells by H Power. The foregoing sentence is intended to include services and methods of operation. H Power will always make available to ECO Fuel Cells, at no greater than the same cost made available to any others, all improvements (in whole or part) to the Fuel Cell Products, all improved Fuel Cell Products, any accessories for the Fuel Cell Products, and any distribution or operational improvements.

         E. TRAINING. H Power and ECO Fuel Cells may develop a standard program of training, to be held at H Power's expense at mutually agreed upon intervals and locations. If so, travel and living expenses incurred by ECO Fuel Cells, and Licensed Members' personnel attending training seminars shall be the full responsibility of ECO Fuel Cells and the Licensed Members. The training seminars shall cover the sale, care, maintenance and use of the Fuel Cell Products. Extra training, beyond the standard program, shall be provided by H Power on a consulting basis for an additional, reasonable charge.

ARTICLE 4.         FUEL CELL PRODUCT PURCHASES.

          A. PURCHASES. ECO Fuel Cells will purchase or will arrange to have Licensed Members purchase Fuel Cell Products from H Power for an aggregate purchase price of $81,186,000, in accordance with the delivery schedule set forth in Schedule A. Fuel Cell Products meeting the specifications of Schedule C and defined as "Commercial Units" in Schedule A are "Commercial Units" for the purposes of this Agreement. The Parties shall consult with one another and mutually agree to review and update Schedules A and C on a quarterly basis. Any changes in Schedules A and C shall be agreed to by both Parties.

         Notwithstanding any other provisions in this Agreement;

                  1. If ECO Fuel Cells fails to purchase the Fuel Cell Products as required by Schedule A, and those Fuel Cell Products meet Schedule C requirements, H Power shall so notify ECO Fuel Cells in writing; and if not cured within fifteen (15) days, this shall constitute a "breach of any other material term or condition" for the purposes of Article 15.B and H Power shall have the right to terminate this Agreement, following that Article's cure and other provisions.

                  2. If any of the following events occur, ECO Fuel Cells shall notify H Power in writing, and if not cured within fifteen (15) days, such events shall be considered a "breach of any other material term or condition" for the purposes of Article 15.B, and ECO Fuel Cells shall have the right to terminate this Agreement following that Article's cure and other provisions.

                           a. If H Power fails to comply with the terms of Schedules A and/or C, or fails to produce the first five (5) Commercial Units that meet Schedule C specifications, by December 31, 2002; or

                           b. If H Power fails to provide to ECO Fuel Cells the following "Quarterly Report." By the fifteenth day after the close of each calendar quarter during the term of the Agreement, H Power shall provide to ECO Fuel Cells a written Quarterly Report on the status of the design, engineering, performance, production, and sales of Fuel Cell Products and products by others that compete with such Fuel Cell Products.

                           c. This Quarterly Report shall include, but not be limited to, information related to H Power's and the Fuel Cell Products' performance under Schedules A and/or C, in such detail as ECO Fuel Cells shall require. Such Quarterly Report at minimum shall include:

                                    i.       progress on the Fuel Cell Products
                                             meeting the specifications in
                                             Schedules A and C;

                                    ii.      a summary of the field results of
                                             any units installed and operated;

                                    iii.     delivery/shipping schedules, prices
                                             and price trends, and improvements
                                             or development problems in the Fuel
                                             Cell Products;

                                    iv.      competitive analyses and
                                             intelligence information on
                                             stationary and portable products
                                             that compete with Fuel Cell
                                             Products;

                                    v.       developments that may result in any
                                             acceleration or delay of Fuel Cell
                                             Products and/or other changes in
                                             Schedules A and C; and

                                    vi.      such other information as the
                                             Parties may agree to include.

                  3. Any material false statement in such Quarterly Reports (except, that as to information on fuel cell products that compete with H Power's, H Power shall only be required to provide information to ECO Fuel Cells to the best of H Power's knowledge and belief).

              The Parties shall consult with one another and mutually agree to review and update Schedules A and C on a quarterly basis. July 1, 2006 shall be called the "Commercial Date" herein.

              Alpha units, Beta units and all other Fuel Cell Products previously purchased or to be purchased by ECO Fuel Cells shall be credited toward ECO Fuel Cell's purchase obligations under this Agreement including Schedule A. Future Beta units shall have the minimum specifications and delivery times as agreed to by the Parties within twenty (20) days after the execution of this Agreement and ECO Fuel Cells shall pay for shipment of them to locations selected by ECO Fuel Cells.

         B.       INSPECTION.

                  1. DURING ALPHA AND BETA FUEL CELL PRODUCT STAGES. During Alpha and Beta Fuel Cell Products stages, such Fuel Cell Products may be shipped to ECO Fuel Cells or the Licensed Members in single units or larger quantities. Purchasers shall have a reasonable opportunity to inspect the Fuel Cell Products for compliance with the standards in Schedule C. Therefore, once a Fuel Cell Product is received, the purchaser will have thirty (30) days in which to inspect the Fuel Cell Product for defects and to notify H Power in writing of such defects.

                  2. FOLLOWING ALPHA AND BETA FUEL CELL PRODUCTS STAGES. At such time as any individual Fuel Cell Product has passed through its Alpha and Beta stages and is commercialized, the purchaser of such Fuel Cell Product will have seven (7) calendar days from receipt in which to inspect the Fuel Cell Product for any visible defects in the packaging for the units and to notify H Power in writing of such defects.

                  3. DEFECTS. If the Fuel Cell Product is damaged or otherwise does not pass inspection and H Power has received written notice of such fact within the time periods set forth in Subparagraphs 1. and 2. above, whichever may be applicable, then H Power will have thirty (30) days to cure the problem at its own expense (including shipping, servicing, parts, labor and all other expenses). Notwithstanding the payment requirements as set forth in Paragraph C, immediately hereinbelow, the purchaser need not pay for a Fuel Cell Product that does not pass inspection until the Fuel Cell Product is repaired, replaced or shown to be operable by H Power to the purchaser's reasonable satisfaction. H Power is not responsible for any obvious external shipping damage that has not been reported within the time requirements for valid freight damage claims or other standard commercial freight damage claims practices in effect in the location where the Fuel Cell Product has been delivered.

         C.       PAYMENTS FOR FUEL CELL PRODUCTS.

                  1. DURING ALPHA AND BETA FUEL CELL PRODUCT STATES. During Alpha and Beta stages, invoices submitted by H Power to ECO Fuel Cells and the Licensed Members for Fuel Cell Products purchased from H Power shall be paid within sixty (60) days of the date of the invoices unless otherwise agreed to by the Parties. Any invoices or portions thereof, not paid within this 60-day period are subject to interest at the rate of 1.5% per month. Should ECO or a Licensed Member fail to pay any amounts due to H Power within the prescribed sixty (60) days, and the failure is not cured within fifteen (15) days after written notice of such failure, H Power may commence collection procedures or judicial action, at law or in equity, to collect such sums, damages, costs, liabilities and expenses, including court costs and reasonable attorney's fees.

                  2. FOLLOWING ALPHA AND BETA FUEL CELL PRODUCT STAGES. Following the Alpha and Beta Fuel Cell Product stages, and after the Commercial Date, then invoices submitted by H Power to ECO Fuel Cells and the Licensed Members for Fuel Cell Products purchased by them shall be paid within thirty (30) days of the date of the invoices unless otherwise agreed to by the Parties. Any invoices or portions thereof, not paid within this 30-day period are subject to interest at the rate of 1.5% per month. Should ECO Fuel Cells or Licensed Members fail to pay any amounts due to H Power within the prescribed thirty
                           (30) days, and the failure is not cured within fifteen (15) days after written notice of such failure, H Power may commence collection procedures or judicial action, at law or in equity, to collect such sums, damages, costs, liabilities and expenses, including court costs and reasonable attorneys' fees. In the event of two (2) or more consecutive failures to make timely payments, or in the event of three failures in any preceding twelve (12) month period, H Power shall have the right to require the defaulting purchaser to prepay for all other purchases made.

                  3. ROYALTY PAYMENTS. ECO Fuel Cells and the Licensed Members shall be entitled to deduct from the per Unit invoice price an amount equal to the per Unit royalty payment, if any, for license of the [*] U.S. Patent. Should the royalty payments be a lump sum or upfront payment, the per Unit royalty shall be calculated based on projected sales for the period of four years, or as the parties may otherwise agree.

                  4. PAYMENTS DUE ECO FUEL CELLS FROM H POWER. The same payment procedures outlined above shall apply for any payments that are to be made by H Power to ECO Fuel Cells.

                  5. FAILURE TO DELIVER. If 1. H Power fails to deliver Fuel Cell Products and services within the time specified in Schedule A, Fuel Cell Products and Purchases; and 2. a purchase order has been issued by ECO Fuel Cells or a Licensed Member and accepted by H Power (which acceptance shall not

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* Confidetial
                           be unreasonably withheld); and 3. failure to deliver is not cured to ECO Fuel Cells' satisfaction within 30 days (unless otherwise agreed to by the Parties), then H Power shall pay, upon demand, to ECO Fuel Cells a late fee of [*], of the price of such late Unit, not to exceed [*] of the Unit price, in addition to any other damages.

ARTICLE 5.        FUEL CELL PRODUCT PERFORMANCE.

         In order to maintain the excellent reputation rural electric Cooperatives have for quality and service to their customers/owners, it is essential that any Fuel Cell Products H Power sells to ECO Fuel Cells or the Licensed Members meet the performance standards contained in the attached Schedule C, Performance Standards.

ARTICLE 6.        PUBLIC COMMUNICATIONS.

         ECO Fuel Cells will have the right to review, in advance, published materials (in any medium) prepared by H Power or at its direction, that are distributed to the public by H Power, that discuss ECO, ECO Fuel Cells, ECO's Cooperative Members, or the National Rural Utilities Cooperative Finance Corporation (CFC). Once the language in such materials has been agreed to, such approval will not be required for subsequent materials using substantially similar language. ECO Fuel Cells agrees to provide similar review and consent privileges to H Power for materials it publishes discussing H Power.

ARTICLE 7.        TERM.

         This Agreement will be effective on the date specified in the first paragraph of the Agreement and will remain in effect for a period of ten (10) years following the Commercial Date . ECO Fuel Cells shall have an option to renew this Agreement with the same terms for an additional ten (10)-year term provided it notifies H Power in writing that it is exercising its option to renew at least eighteen (18) months prior to the expiration of the initial term.

ARTICLE 8.        INTELLECTUAL PROPERTY.

         A.       H POWER'S TRADEMARKS, LICENSE AND LITERATURE.

                  1. H POWER'S REPRESENTATIONS. H Power represents and warrants to ECO Fuel Cells that to the best of its knowledge, neither the Fuel Cell Products nor ECO Fuel Cells (in connection with performing marketing, distribution, and services as authorized by H Power and by this Agreement) infringes any patent, copyright, any other party's trade secret, and trademark of any person. H Power further represents and warrants to ECO Fuel Cells, that to the best of its knowledge, it is not using any unauthorized trade secrets or confidential or proprietary information owned by any third party in developing the Fuel

-------------
* Confidetial

                           Cell Products, or in assisting ECO Fuel Cells in marketing, installing and servicing the Fuel Cell Products, unless the trade secrets and confidential information had been previously developed by H Power on its own accord. H Power further represents and warrants that neither H Power nor any company or individual performing services or developing the Fuel Cell Products is under any obligation to assign or give any development work done to any third party. H Power further warrants that it shall have in force valid assignment agreements with any of its employees or subcontractors who may perform services or development of the Fuel Cell Products.

                           By January 1, 2004, H Power shall provide to ECO Fuel Cells an opinion of counsel as to whether the Fuel Cell Products infringe any intellectual property rights. ECO shall receive a copy of such opinion letter. If infringement is suggested, H Power shall cure. Such opinion shall be in sufficient detail that H Power could rely on it to avoid a charge of willful infringement.

                  2. LICENSE OF REQUIRED INTELLECTUAL PROPERTY. H Power hereby grants to ECO Fuel Cells and the Licensed Members the right to utilize, reproduce and distribute H Power literature relating to the marketing, use and maintenance of the Fuel Cell Products. Such literature may include, but not be limited to, training manuals, maintenance manuals, Fuel Cell Product use instructions, and warranties. All technical and other proprietary information furnished to ECO Fuel Cells and the Licensed Members shall be utilized solely for the purposes of the Distribution Rights granted in this Agreement and not for any other purposes.

                           To the extent that any other intellectual property rights of H Power are needed for ECO Fuel Cells, the Licensed Members, or their subcontractors to market, install and service Fuel Cell Products or carry out the intent of any part of the Agreement, H Power grants to all of them a non-exclusive license in the intellectual property to be used solely for the purposes of this Agreement.

                  3. ECO FUEL CELLS' TRADEMARK RIGHTS. Subject to the provisions in Article 2.E. hereof, ECO Fuel Cells will have the right to determine and own a name, logo, and other marks ("Marks") under which the Fuel Cell Products will be sold, assigned, licensed, or otherwise distributed to Licensed Members and others in the territories to which ECO Fuel Cells has or may obtain Distribution Rights under this Agreement. ECO Fuel Cells may obtain trademark protection for its Marks and will notify H Power at least thirty (30) days prior to placing any mark in commerce or filing for any trade or service mark protection.

ARTICLE 9.        MANUFACTURER'S INDEMNIFICATION AND HOLD HARMLESS.

         A. Subject to the provisions in section B of this Article 9, H Power will indemnify, defend, hold harmless ECO, ECO Fuel Cells, and (Licensed Members but only under the Grandfathered Distribution Agreements) for any loss, liability, damages, demands, cost, judgment, award, expense, or claims, including reasonable attorney fees, which may at any time be suffered or incurred by ECO Fuel Cells, or Licensed Members arising out of the use, operation or failure to operate, repair, and maintenance of the Fuel Cell Products and accessories, or arising out of the use of marketing and promotional material prepared by H Power, designations, names, brands, insignia, or trademarks which identify the Fuel Cell Products, accessories or components thereof, or by reason of or in consequence of defects or design flaws in the Fuel Cell Products or accessories, or arising out of any claim of infringement of intellectual property rights or misappropriation of proprietary rights, use, operation or failure to operate, repair and maintenance, or components thereof, or by reason of or in consequence of defects or design flaws in the Fuel Cell Products or accessories, or arising out of any claim of infringement of intellectual property rights or misappropriation of proprietary rights, or arising out of any claim for damages in connection with the use by anyone of any Fuel Cell Product or accessory except not the extent that any such claim is based upon the alleged gross negligence, including the unauthorized warranties, of ECO, ECO Fuel Cells, Licensed Members, or their distributors, subcontractors or sublicensees. In the event royalty damage, or punitive damage payments are payable to Humboldt State University Foundation, its assignee or Lichen on account of U.S. Patent 5,879,826 to Lehman et al., entitled Proton Exchange Membrane Fuel Cell, such payments will be borne exclusively by H Power.

         B.       The provisions of Article 9.A. above, shall apply only to:

                  1. ECO and ECO Fuel Cells in their respective companies' capacities, (including their successors, representatives, subrogees, and assigns, provided that they are Cooperative Members); for example, H Power will continue to indemnify, etc. ECO and ECO Fuel Cells for claims, etc. relating to the infringement of intellectual property rights relating to this Agreement for any Fuel Cell Products covered by this Agreement; and

                  2.       Grandfathered Distribution Agreements (as defined in
                           Article 3.A.1.c. of this Agreement) but only to the extent that Licensed Members retain their exclusive rights thereunder (see Article 3.A.3.c) and

                  3. First sales by ECO or ECO Fuel Cells but only to their Cooperative Members and not to any resales by those Cooperative Members.

                  IN ALL OTHER CASES ARTICLE 9.A. DOES NOT APPLY AND ONLY THE STANDARD H POWER MANUFACTURER'S WARRANTY, REMEDIES AND LIMITATIONS ON DAMAGES, SHALL APPLY TO ANY FUEL CELL PRODUCT SALES THAT ARE MADE AFTER THE EFFECTIVE DATE OF

                  THIS AGREEMENT. SUCH WARRANTY SHALL BE REASONABLY COMPETITIVE WITH OTHER MANUFACTURERS' WARRANTIES FOR REASONABLY SIMILAR PRODUCTS.

ARTICLE 10.       ENVIRONMENTAL LIABILITIES.

         A. As used in this Agreement, "hazardous material" means: (1) any chemical, substance, material, mixture, contaminant or pollutant, now or hereafter defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, and all regulations thereunder, as amended from time to time; (2) petroleum, crude oil, or any fraction thereof; (3) any pollutant, contaminant, special waste or toxic substance now or hereinafter listed, defined by or subject to regulation under any federal, state or local statute, ordinance, rule, regulation, standard, policy, guidance, permit, order, administrative or judicial decision or pronouncement, previously, currently, or hereafter in effect, as amended from time to time, pertaining to health, safety, or the environment, including without limitation, natural resources, environmental regulation, contamination, pollution, cleanup, or disclosure.

         B. Subject to the provisions in section C of this Article 10, H Power agrees to indemnify, hold harmless, and defend ECO, ECO Fuel Cells and their successors, representatives, subrogees, assigns, customers and all Licensed Members from any liability, claim, demand, cause of action, suit, loss, damage, injury, expense, cost, settlement or judgment of any kind or nature including but not limited to demands, fines, remediations, or penalties asserted by any governmental entity, as a result of the treatment, storage, disposal, handling, spillage, leakage, or presence in any form in soils, surface waters, groundwater, air, or property, of any wastes or "hazardous materials" directly caused by Fuel Cell Products or operations, unless such actions are caused by the willful conduct of ECO Fuel Cells or its Licensed Members.

         C.       The provisions of Article 10. B. above shall apply only to:

                  1. ECO and ECO Fuel Cells in their respective companies' capacities (including their successors, representatives, subrogees, and assigns, provided that they are Cooperative Members); and

                  2.       Grandfathered Distribution Agreements (as defined in
                           Article 3.A.1.c. of this Agreement) but only to the extent that Licensed Members retain their exclusive rights thereunder (see Article 3.A.3.c); and

                  3. First sales by ECO or ECO Fuel Cells but only to their Cooperative Members and not to any resales by those Cooperative Members.

                  IN ALL OTHER CASES, ARTICLE 10.B. DOES NOT APPLY. HOWEVER, H POWER SHALL PROVIDE APPROPRIATE WARNING LANGUAGE WITH ITS FUEL CELL PRODUCTS REGARDING THE TREATMENT, STORAGE,

                  DISPOSAL, HANDLING, SPILLAGE, LEAKAGE, OR PRESENCE OF ANY "HAZARDOUS MATERIALS."

ARTICLE 11.       GENERAL REPRESENTATIVES, WARRANTIES AND COVENANTS.

         A. PERFORMANCE AND MERCHANTABILITY. H Power warrants that the Fuel Cell Products will be built in a workmanlike manner and that the Fuel Cell Products will perform according to Performance Standards in Schedule C. H Power will correct any errors or discrepancies in the Fuel Cell Products that are identified by ECO Fuel Cells, the Licensed Members or by H Power as soon as possible after ECO Fuel Cells or a Licensed Member informs H Power of any breach of this warranty. H Power further warrants that the Fuel Cell Products have been designed by H Power without reliance on ECO, ECO Fuel Cells or Licensed Members and are provided to ECO, ECO Fuel Cells and Licensed Members with appropriate warnings and instructions.

                  H Power expressly warrants that the Fuel Cell Products are merchantable and fit for the particular purpose for which they are designed, and these warranties and H Power's remedies and limitations on damages with respect thereto, will be extended to the end users of the Fuel Cell Products; however this paragraph applies only to the following:

                  1. ECO and ECO Fuel Cells in their respective companies' capacities (including their successors, representatives, subrogees, and assigns, provided that they are Cooperative Members); and

                  2.       Grandfathered Distribution Agreements (as defined in
                           Article 3.A.1.c. of this Agreement) but only to the extent that Licensed Members retain their exclusive rights thereunder (see Article 3.A.3.c); and

                  3. First sales by ECO or ECO Fuel Cells but only to their Cooperative Members and not to any resales by those Cooperative Members.

         B. AUTHORITY. Each Party represents and warrants to the other that it has provided truthful answers to due diligence questions and has all requisite power and authority: 1. to execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered by each in connection with it; and that it has no conflicting arrangements or agreements with any other party; 2. to own, lease or operate its property and assets; and 3. to carry on its business as presently conducted.

         C. LIABILITIES. Each Party represents to the other that to the best of its knowledge, there is no outstanding or threatened judgment, litigation or proceeding of any type involving or affecting the transactions described in this Agreement, except as previously disclosed in writing to the other Party on or before the date hereof.

         D. LEGAL COMPLIANCE. Each Party represents that the other Party has fulfilled all of its obligations under the Operating Agreement. Each Party shall comply with all governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders or any such governmental agency, body, or court applicable to it, including, but not limited to, environmental, worker safety, codes and standards, and hazardous materials.

         E. AUDIT. Each Party at its own expense, shall have the right to audit the other's books and records at reasonable times and places, for information that is directly related to the subject matter of this Agreement.

ARTICLE 12.       INSURANCE.

                  H Power agrees to maintain the following minimum levels of insurance: personal liability: $2,000,000; property liability:
                  $1,000,000; directors and officers liability: $2,000,000; product liability: $10,000,000 and shall include ECO and ECO Fuel Cells as named insureds. H Power shall provide ECO Fuel Cells at closing with copies of the applicable policies covering these lines and written proof from carriers that such policies are in force. ECO and ECO Fuel Cells agree to carry appropriate insurance at levels that are acceptable to H Power and shall include H Power as named insured.

ARTICLE 13.       CONFIDENTIALITY.

                  The Parties shall hold in confidence all provisions of this Agreement and all information provided by either Party to the other in connection with it. The Parties agree that all information related to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons (other than to affiliates, officers, directors, employees and agents of the Parties, each of whom is bound by this provision) without the prior written consent of the other Party, except:

         A.       At the written direction of the other Party;

         B. To the extent necessary to comply with law (including, without limitation, the disclosure requirements of the U.S. securities laws and any mandatory requirements of the NASDAQ Stock Market, Inc. or NASD) or valid order of a court of competent jurisdiction, in which event the party shall notify the other Party as promptly as practicable (and, if possible, prior to making any disclosure) and shall use its reasonable discretion in determining whether to seek confidential treatment of the information;

         C. As part of its normal reporting or review procedures to its parent company, Board of Directors, its auditors and its attorneys who agree to be bound by this provision;

         D.       In order to enforce any rights pursuant to this Agreement;

         E. To obtain appropriate insurance, provided the insurance company agrees in writing to be bound by this provision;

         F. To obtain financing, provided that any person or entity providing financing agrees in writing to be bound by this provision.

                           All provisions in this Agreement relating to the confidentiality of information shall survive the termination, expiration, cancellation or rescission of this Agreement for a period of five (5) years thereafter.

ARTICLE 14.       ARBITRATION.

                  Except as otherwise provided in Article 4.C. herein, the Parties agree that any and all controversies or claims arising out of or relating to this Agreement, or any alleged breach hereof, shall be resolved by binding arbitration as prescribed herein, if both Parties agree. In that event, the Parties shall mutually agree upon one or more arbitrator(s), not to exceed three, who will conduct the arbitration under the then current rules of the American Arbitration Association ("AAA"), unless otherwise provided herein. The arbitrator(s) will be selected in accordance with AAA procedures from a list of qualified arbitrators maintained by AAA. The arbitration will be conducted in Washington, D.C. and all expedited procedures prescribed under AAA rules will apply. Unless the Parties otherwise agree, the proceedings will be completed within forty-five (45) days of the Parties' receipt of notice of arbitration. Each Party will bear its own costs and attorney's fees and disbursements; and shall share equally the costs of the arbitrators.

ARTICLE 15.       TERMINATION.

         Either Party may terminate this Agreement under the following circumstances:

         A. If the other Party hereto shall become bankrupt or insolvent or shall file any debtor relief proceedings, or if there shall be filed in Court against the other Party legal proceedings in bankruptcy or insolvency or reorganization or for the appointment of a receiver or trustee of all or a portion of such other Party's property, or if the other Party makes an assignment for the benefit of creditors or petitions for or enters into an agreement for debtor relief, the other Party immediately shall notify the Party; and if such proceedings are not dismissed within a period of one hundred and fifty
                  (150) days after the institution thereof. Any warranties and guarantees made to the terminating Party shall still survive such termination.

                  H Power Corp. acknowledges and agrees that ECO Fuel Cells has assigned all of its right, title and interest in and to the Agreement to the National Rural Utilities Cooperative Finance Corporation ("CFC"), and that upon the occurrence of an event of default under the Agreement by ECO Fuel Cells, CFC shall have the right, but not the obligation, to exercise and perform all of the rights and obligations of ECO Fuel Cells under the Agreement.

         B. Except for failure to perform due to force majeure events, in the event that the other Party breaches any other material term or condition of this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice of the breach from the non-breaching Party, the non-breaching Party may terminate this Agreement upon sixty (60) days' advance written notice. In the event that either Party terminates, CFC shall immediately be notified in writing by the terminating Party.

ARTICLE 16.       OTHER.

         A. NOTICES. All notices or other documents that are required by this Agreement shall be in writing, and shall be personally served upon the Parties entitled thereto or mailed, postage prepaid, by certified or registered mail, or sent via established and reliable courier or overnight service (e.g., FedEx), or by FAX or other electronic or telecommunications transmission in written form (with telecommunications confirmation of receipt in a clearly legible copy) to the recipient's business addressed to such person at the address specified in this Agreement, or address later specified by written notice by and to the Parties. Any notice or other communication by this method shall be deemed given at the time of sending or certification, except for a notice changing a Party's address, which shall be deemed given at the time of receipt.

         B. GOVERNING LAW. This Agreement, including any arbitration, shall be governed, construed, and interpreted in accordance with the internal laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of law).

         C. WAIVER. Any waiver by either Party of a breach of this Agreement shall not operate as a waiver of any other provision. The failure of a Party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive that Party of the right thereafter to insist on strict adherence to that term or any other term of the Agreement. Any waiver must be in writing.

         D. SEVERABILITY. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any law, such law shall prevail; provided however, that in the event of any such conflict, the provisions of this Agreement shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions shall be affected thereby and all other provisions shall continue in full force and effect.

         E. TAXES. Each Party is solely and entirely responsible for payment of any and all taxes (including, but not limited to, income, real property, personal property and gross receipts taxes) and contributions to government programs, that are applicable or related to the systems, operations, facilities and/or customers of such Party.

         F. PARTY'S RELATIONSHIP. Neither Party by this Agreement makes the other Party its legal representative or agent. In addition, neither Party shall assign this Agreement to any other third party, without the other Party's written permission, except that ECO Fuel Cells may assign it to a Cooperative Member.

         G. FORCE MAJEURE. Any failure of delay of performance shall not be deemed a breach of this Agreement if it results from any acts of God, civil disorders, insurrections, riots, or wars, Year 2000 failures, terrorism, weather, fire, flood, national emergencies declared after the date of this Agreement, government order or regulation, blockade, embargo, strike, work stoppage or similar causes beyond the reasonable control of the Parties.

         H. INTEGRATION OF AGREEMENT PROVISIONS. All Schedules and any other attachments to this Agreement are incorporated as part of this Agreement. This Agreement supercedes all previous and contemporaneous understandings, commitments and representations, whether oral or written, including the prior Operating Agreement and the MOA, concerning the subject matter hereof. Each Party acknowledges that the other Party has not made any representations other than those provided in this Agreement.

         I. CUSTOMS DUTIES. H. Power will be responsible for any customs documentation, labeling, processing, duties, charges, and taxes related to the importation of goods by H Power into the U.S. market in connection with this Agreement.

         J. MODIFICATION. This Agreement may be modified only by a written instrument signed by the Parties.

         K. NO RIGHTS IN THIRD PARTIES. Except as to Grandfathered Distribution Agreements, nothing contained in this Agreement shall be construed as giving rise to any rights to enforce its provisions to any person or entity not a Party to this Agreement under any legal theory.

         L. COUNTERPARTS. This Agreement and any document or instrument required or permitted hereunder, may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement.


Attest:                              ECO FUEL CELLS, LLC

By:/s/ David Muchow                      By: /s/ William C. Cetti
   ------------------------------            ----------------------------------


                                         Title: President/ CEO
                                                -------------------------------

Attest:                               H POWER CORP.

By:/s/ Thomas Michael                     By: /s/ William L. Zang
   -------------------------------            ----------------------------------


                                          Title: Chief Financial Officer
                                                 -------------------------------



Attest:                               H POWER ENTERPRISES OF CANADA, INC.

By:/s/ Thomas Michael                     By: /s/ H. Frank Gibbard
   ----------------------------------         ----------------------------------

                                   SCHEDULE C

                    FUEL CELL PRODUCTS PERFORMANCE STANDARDS

                FOR BETA AND RESIDENTIAL COGENERATION UNIT (RCU)
          (COMMERCIAL UNITS ALSO SHALL MEET OR EXCEED THESE STANDARDS)


--------------------------------------------------------------------------------------------------------------------
                                    JAN-02      NOV-02      FEB-03       JAN-04         JUL-05          DEC-07
====================================================================================================================

====================================================================================================================
                                                                          EARLY
           DESIGNATION             VERSION 2  VERSION 3   VERSION 4    COMMERCIAL     COMMERCIAL    COMMERCIAL V2
--------------------------------------------------------------------------------------------------------------------
Net Output, LPG                       4.5        4.5         4.5           4.5           4.5             4.5
--------------------------------------------------------------------------------------------------------------------
Net Output, NG                        4.0        4.0         4.0           4.5           4.5             4.5
--------------------------------------------------------------------------------------------------------------------
Grid Connect                          No         Yes         Yes           Yes           Yes             Yes
--------------------------------------------------------------------------------------------------------------------
LPG System efficiency (4kW)           [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
NG System efficiency (4 kW)           [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Cogen efficiency                      [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Peak Total efficiency, LPG            [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Peak Total efficiency, NG             [*]        [*]         [*]           [*]           [*]             [*]]
--------------------------------------------------------------------------------------------------------------------
Min ambient temperature (F)           -22        -22         -22           -40           -40             -40
--------------------------------------------------------------------------------------------------------------------
Max ambient temperature (F)           104        104         104           110           115             115
--------------------------------------------------------------------------------------------------------------------
MTBF (hrs)                            [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Minor service (hrs)                   [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Major service (hrs)                   [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Lifetime (yrs)                        [*]        [*]         [*]           [*]           [*]             [*]
--------------------------------------------------------------------------------------------------------------------
Installation Time (days)               2          2           2             1             1               1
--------------------------------------------------------------------------------------------------------------------

1.        OTHER SPECIFICATIONS

UNIT RATING:               10 kWe for 15 minutes
                           Able to start equipment with motor peaks up to 20 kWe

SYSTEM PERFORMANCE:        LPG (at 4.5 kWe)
                           [*] fuel to electricity efficiency with minimum load of 1 kW
                           [*] in cogeneration mode

                           NG (at 4.0 kWe)
                           [*] fuel to electricity efficiency with minimum load of 1 kW
                           [*] in cogeneration mode

COGENERATION:              Water connections provided for heat recovery

OUTPUT VOLTAGE:            120/240 VAC, 60 Hz

NOISE:                     65 dBa or less @ 1 meter

PHYSICAL CHARACTERISTICS:  W: 4ft X H: 4 ft X D: 4 ft.

LOCATION:                  Suitable for outdoor installation

POWER QUALITY:             IEEE 519

START UP:                  Autonomous

FUEL TYPE:                 Propane or Natural Gas

WATER CONSUMPTION:         Maximum of 0.75 Gallons/hour, tap water

INSTALLATION:              On prefabricated slab

AUTONOMY:                  Fully autonomous, always grid independent

OPERATION MODES:           Stand-alone: system provides all the power.
Grid connected: system provides all the power with the possibility of switching to the grid all the load through an automatic or manual transfer switch.

PROTECTIONS:          Overload protection with relay output for load shedding capability

2.       CODES AND STANDARDS

         UNITS SHALL COMPLY WITH THE FOLLOWING CODES AND STANDARDS

o        A.G.A./CGA, UL Listing
o        IEEE 929
o        IEEE P1547
o        UL 1741
o        NFPA 853
o        ASME PTC-50
o        IEEE 519
o        ANSI Z21.83

3.       GRID COMPATIBILITY
         The commercial RCU shall be able to operate either independently of, or concurrently with, the electric grid. The power conditioning system and interconnection equipment shall conform with all applicable codes and standards.

4.       INSTALLATION, START-UP AND TRAINING

Units are factory tested before shipping and ready for connections.

o        INSTALLATION  &  START UP:
         - Included on site initial setting, start-up and commissioning as necessary, byH Power, anywhere in the US during the test program
         -        Outside installation only

o        TECHNICAL ASSISTANCE:
         -        continuous phone assistance (regular hours, working days).
         - Regularly scheduled visits during test program (frequency to be determined based on initial product performance in the field).

Units are installed parallel to the grid. In the case of failure during the testing period, the customer will not suffer from a loss of power because power is then drawn from the grid. A local technician under H Power guidance or a H Power technician can then start with troubleshooting.

o        TRAINING:
         -        On site,one to two days during commissioning period
         - One or two days seminar at a central location up to 3 times/year

o        MANUALS: Installation, Operation and Maintenance manuals included,
                  RS-232 interfacing and fault diagnostics provided.

o        REMOTE MONITORING: Included in Alpha units.

5.       SAFETY FEATURES:

[ ]      Hydrogen leak detectors that shut-off RCU and close gas valves.

[ ]      Natural Gas or propane leak detector with interlocks.

[ ]      Shut-off valve device on fuel line

[ ]      Automatic shut-off system on fresh water inlet of the steam boiler.

[ ] Automatic shut-off system in case of failure of hydrogen utilization into the stack.

[ ] Water heater (boiler) is CGA/A.G.A. approved. It is a commercial product from Lennox Industries or equivalent. Therefore it already includes standard safety features as required locally and nationally (relief valves, high temperature limits, Codes and Standards (relief valves, high temperature limits, flame detection, etc.).

Compliance with all Schedule C Standards shall be verified by an independent third party, if requested by ECO Fuel Cells, LLC. Other Fuel Cell Products shall be added to this Schedule as their specifications become available.

                                   SCHEDULE C
             RESIDENTIAL COGENERATION UNIT SPECIFICATION DEFINITIONS

NET OUTPUT -            the maximum continuous output of the RCU within the
                        parameters of the system specification (temperature, elevation, etc).

GRID CONNECT -          the ability of the RCU to interact directly with the
                        electric grid.

SYSTEM EFFICIENCY -     the conversion efficiency of fuel energy to electricity
                        at a load point of 4 kW.

COGEN EFFICIENCY -      the percentage of input fuel energy that may be
                        reclaimed as useful heat.

PEAK TOTAL EFFICIENCY - the highest theoretical total efficiency (electric +
                        cogen) that can be obtained by the RCU.

AMBIENT TEMPERATURE -   the temperature of the air surrounding the RCU.

MTBF - the average time, over a large sample population, that a unit will operate between unplanned shutdowns. Achieving a particular MTBF is dependent upon adherence to a strict maintenance schedule.

MINOR SERVICE -         the replacement of deionizing cartridges and a
                        preventative maintenance check. By 2006, the homeowner shall replace the deionizer cartridges every 6 months, an operation that will take less than 10 minutes. Each
                        12 months a qualified technician will inspect the unit to perform any necessary preventative maintenance.

MAJOR SERVICE -         the expected replacement interval for components such as
                        a stack, blowers, compressors, etc.

LIFETIME -              the theoretical limit on the life of the unit, generally
                        based on the lifetime of the reformer vessel. This does not correspond to the length of time before the unit becomes obsolete.

INSTALLATION TIME -     the length of time it takes to completely commission a
                        unit, from groundbreaking to system operation.

--------------------------------------------------------------------------------
This Schedule A details the schedule and volumes of H Power's Fuel Cell Products (including Alpha, Beta, Commercial Units and Other Fuel Cells as defined in the Operating Agreement) to be purchased by ECO Fuel Cells. The number of Units may change, but EFC shall be given credit toward its Fuel Cell Product purchase obligations under the Operating Agreement, for the dollar amount of all purchases of any Fuel Cell Products.
--------------------------------------------------------------------------------

                     SCHEDULE A, FUEL CELL PRODUCT PURCHASES

ALPHA & BETA UNITS

------------------------------------------------------------------------------------------------------------------------------------
         SHIPMENT DATE                                                                    ALPHA UNITS   ALPHA UNITS    BETA UNITS
         X-FACTORY MTL.                               PRODUCT TYPE                          PROPANE     NATURAL GAS     PROPANE
------------------------------------------------------------------------------------------------------------------------------------
Shipped as of 2/28/01            Residential Co-Generation Unit [*]                           [*]           [*]           [*]
Shipped as of 2/28/01            Residential Co-Generation Unit [*]                           [*]           [*]           [*]
Shipped May 2001                 Residential Co-Generation Unit [*]                           [*]           [*]           [*]
Shipped June 2001                Residential Co-Generation Unit [*]                           [*]           [*]           [*]
[*]                              Residential Co-Generation Unit [*]                           [*]           [*]           [*]
[*]                              Residential Co-Generation Unit [*]                           [*]           [*]           [*]
[*]                              Residential Co-Generation Unit [*]                           [*]           [*]           [*]
[*]                              Residential Co-Generation Unit [*]                           [*]           [*]           [*]

====================================================================================================================================
                                                                               SUB-TOTAL      [*]           [*]           [*]
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         SHIPMENT DATE             BETA UNITS    TOTAL   PRICE      TOTAL
         X-FACTORY MTL.           NATURAL GAS    UNITS    USD      DOLLARS
-------------------------------------------------------------------------------
Shipped as of 2/28/01                 [*]         [*]     [*]        [*]
Shipped as of 2/28/01                 [*]         [*]     [*]        [*]
Shipped May 2001                      [*]         [*]     [*]        [*]
Shipped June 2001                     [*]         [*]     [*]        [*]
[*]                                   [*]         [*]     [*]        [*]
[*]                                   [*]         [*]     [*]        [*]
[*]                                   [*]         [*]     [*]        [*]
[*]                                   [*]         [*]     [*]        [*]

===============================================================================
                                      [*]         [*]     [*]        [*]
-------------------------------------------------------------------------------

COMMERCIAL UNITS
--------------------------------------------------------------------------------------------------------------------------------
         SHIPMENT DATE
         X-FACTORY MTL                                                                            TOTAL   PRICE      $ ECO
        CALENDAR QUARTER                              PRODUCT TYPE                                UNITS    USD      PURCHASE
================================================================================================================================
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
            [*]                  Residential Co-Generation Unit [*]                                 [*]     [*]        [*]
================================================================================================================================

================================================================================================================================
         CALENDAR YEAR
--------------------------------------------------------------------------------------------------------------------------------
              [*]                Residential Co-Generation Unit [*]                                [*]     [*]        [*]
              [*]                Residential Co-Generation Unit [*]                                [*]     [*]        [*]
              [*]                Residential Co-Generation Unit [*]                                [*]     [*]        [*]
              [*]                Residential Co-Generation Unit [*]                                [*]     [*]        [*]
              [*]                Residential Co-Generation Unit [*]                                [*]     [*]        [*]
================================================================================================================================
                                                                                                       SUB-TOTAL      [*]
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
         CALENDAR YEAR
--------------------------------------------------------------------------------------------------------------------------------
              [*]                               Portable and Mobile Units        see note                             [*]
              [*]                               Portable and Mobile Units                                             [*]
              [*]                               Portable and Mobile Units                                             [*]
              [*]                               Portable and Mobile Units                                             [*]
              [*]                               Portable and Mobile Units                                             [*]
================================================================================================================================
                                                                                                       SUB-TOTAL   $  [*]
================================================================================================================================
                                                                                                           TOTAL   $  [*]
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ROUNDED TO:   $ 81,186,000
--------------------------------------------------------------------------------------------------------------------------------
Note                                            June 2002 - EPACv2 (500W)             [*]

-------------
* Confidential